Exhibit 10.3

January 14, 2013

Dune Energy

Robert A. Schmitz

Chairman of the Board

777 Walker Street

Houston, TX 77002

Mr. Chairman:

I hereby confirm I am resigning from the Board of Dune Energy, Inc., and all committees thereof upon which I serve as of the date hereof.

Best Regards,

/s/ Emanuel Pearlman
Emanuel Pearlman

cc:	James Watt

Frank Smith